Power of Attorney

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Alan E. Charlson and Richard A. Brickson, and each or any one of them acting alone, as the undersigned's true and lawful attorney-in-fact and agent, with full and several power of substitutions, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any or all Form 3, Form 4 or Form 5 and any amendments and supplements to those forms, and to file the same with the Securities and Exchange Commission and with the New York Stock Exchange, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or their substitute or substitutes may lawfully do or cause to be done by virtue thereof. This power of attorney shall remain in effect until revoked in writing by the undersigned, and any person may rely on its being in effect until such person actually receives such written revocation.

/Marsha J. Evans/
Marsha J. Evans

Date:          March 5, 1999

State of  New York   )
                     )  ss.
County of New York   )

     On this 5th day of March, 1999, before me appeared Marsha
J. Evans, to me known to be the person who executed the foregoing instrument and acknowledged that she executed the same as her free act and deed.

     In Testimony Whereof, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and date first above written.

(SEAL)         /Leonard Zagorski/
               Notary Public
               My term expires:
                 Leonard Zagorski
                Notary Public, State of New York
                         No. 31-4707257
                        My term expires:
                 Cert. filed in New York County
                   Commission Expires: 5/31/99